Exhibit 10.2

FIRST AMENDMENT TO RELATIONSHIP AGREEMENT

This First Amendment to Relationship Agreement (this “Amendment”) dated as of August 14, 2008 is by and between Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), and Misys plc, a public limited company incorporated under the laws of England and Wales (“Misys”).

RECITALS

WHEREAS, Allscripts and Misys entered into that certain Relationship Agreement (the “Relationship Agreement”) dated as of March 17, 2008, providing for, among other things, the regulation of the relationship between them after the Merger (as defined in the Relationship Agreement); and

WHEREAS, Allscripts and Misys desire to amend the Relationship Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and of the mutual covenants and agreements set forth herein and in the Relationship Agreement, the parties intending to be legally bound hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Relationship Agreement.

2. Section 9.2(a) (Receiver Share Schemes).

(a)	The phrase “after the close of business” is hereby inserted between the words “commencing” and “on” where they appear on the third line of Section 9.2(a) of the Relationship Agreement.

(b)	Clause (W) of the second sentence of Section 9.2(a) of the Relationship Agreement is hereby deleted in its entirety and replaced with the following:

“(W) 1.8% of the number of Fully-Diluted Shares outstanding at the close of business on the Closing Date plus”

3. Effect on the Relationship Agreement. (a) On and after the date hereof, each reference in the Relationship Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Relationship Agreement as amended hereby.

(b) Except as specifically amended by this Amendment, the Relationship Agreement shall remain in full force and effect and the Relationship Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects. Upon the execution and delivery hereof, the Relationship Agreement shall thereupon be deemed to be amended as hereinabove set forth as fully and with the same effect as if the amendment made hereby was originally set forth in the Relationship Agreement, and this Amendment and the Relationship Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Relationship Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to Relationship Agreement be executed by its duly authorized officer as of the day and year first above written.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:	/s/ Lee Shapiro
Name:	Lee Shapiro
Title:	President

MISYS PLC

By:	/s/ James C. Malone
Name:	James C. Malone
Title:	Chief Financial Officer

[Signature Page to First Amendment to Relationship Agreement]